Exhibit 99.1

Kenexa Announces Financial Results for Second-Quarter 2007

WAYNE, PA — August 8, 2007 — Kenexa (Nasdaq: KNXA), a leading provider of software, services and proprietary content that enable organizations to more effectively recruit and retain employees, today announced its operating results for the second quarter ended June 30, 2007.

For the second quarter of 2007, Kenexa reported total revenue of $45.2 million, representing an increase of 83% over the $24.7 million recorded for the second quarter of 2006.  Subscription revenue was $37.0 million for the second quarter of 2007, an increase of 86% compared to the second quarter of 2006, while professional services and other revenue was $8.2 million for the second quarter of 2007, an increase of 71% over the same period of 2006.  The second quarter of 2007 includes revenue resulting from the Company’s acquisition of BrassRing in November 2006.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “We were pleased with the Company’s second quarter results, which were highlighted by solid organic and acquistive revenue growth, profitability and cash flow.  Market demand is strong, and Kenexa’s brand recognition continues to grow as reflected by the growing number of inbound inquiries that we are fielding related to our total solution offerings.”

Karsan added, “After working on the integration of BrassRing for nearly nine months, we are increasingly confident that Kenexa will capitalize on the large opportunity associated with their offerings.  While we expect to make continual improvements in the sales, service and support of our BrassRing solutions, we believe the heavy lifting in the integration process has been completed.  Our entire management team is highly focused on extending our leadership position in both recruiting and retention solutions, across customers of all sizes, and we believe our domain expertise and differentiated total solution offerings position us well for the long-term.”

Kenexa’s income from operations before income tax and interest income, determined in accordance with generally accepted accounting principles (GAAP), was $7.9 million for the three months ended June 30, 2007, compared with $3.8 million for the corresponding period of 2006.  GAAP net income available to common shareholders was $5.8 million or $0.23 per basic and diluted share for the quarter, compared to $3.3 million or $0.16 per basic and diluted share for the same period of 2006.

Non-GAAP income from operations before income taxes and interest income or expense, which excludes stock-based compensation expense and amortization of intangibles associated with recent acquisitions, for the three months ended June 30, 2007 was $9.2 million compared with $4.7 million during the same period last year, representing an increase of 94% on a year-over-year basis and a non-GAAP operating margin of 20%.

Non-GAAP net income per diluted share, which excludes stock-based compensation expense and amortization of intangibles associated with recent acquisitions, was $0.28 for the quarter ended June 30, 2007, based on an estimated non-GAAP effective tax rate of 30%.  This represents an increase of 40% compared to $0.20  non-GAAP net income per diluted share for the quarter ended June 30, 2006, based on a non-GAAP tax rate of 23% .

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents and short term investments of $108.5 million at June 30, 2007, a decrease  from $111.7 million at the end of the prior quarter.  The decrease in cash and short term investments for the three months ended June 30, 2007 was due to our purchase of Straight Source net of our cash from operations of $6.0 million, which was a significant increase compared to $1.4 million in the year ago period.  Deferred revenue was $32.0 million at the end of the quarter, an increase of 87% on a year-over-year basis.

Don Volk, Chief Financial Officer of Kenexa, stated, “In addition to delivering solid results from a P&L perspective, we were pleased to again generate cash from operations that was up significantly from the previous year.  For the first six months of 2007, cash from operations of $12.2 million has increased by more than fivefold compared to the first six months of the prior year.  We remain confident in Kenexa’s long-term profitability and cash flow model.”

Other Second Quarter Highlights

•                  More than 40 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•                  The average annual revenue from the Company’s top 80 customers was greater than $1.1 million, up from the $800,000 level at the end of 2006.

•                  Kenexa announced the acquisition of StraightSource, which has provided recruitment process outsourcing (RPO) services to leading Fortune 500 companies for over 10 years.

•                  Kenexa received a “Positive” rating in Gartner’s “MarketScope for Employee Performance Management Software, 2007.”  Kenexa was one of 28 vendors evaluated in the report.   Evaluation criteria for inclusion in the MarketScope included marketing strategy, product strategy, business model, product or service, overall viability, sales execution and pricing, and customer experience.  Providers had to demonstrate that they possessed at least 25 customers, 15 of which were production customers that are live with more than 1,000 employees in one category.

•                  Kenexa’s common stock was selected for inclusion in both the Russell 2000 and Russell 3000 Indices.

•                  Rudy Karsan, CEO of Kenexa, received the Ernst & Young Entrepreneur Of The Year® 2007 Award in the Software and Technology category in the Greater Philadelphia area.

Business Outlook

Based on information as of August 8, 2007, the Company is issuing guidance for the third quarter and full year 2007 as follows:

Third Quarter 2007: The Company expects revenue to be $48 to $50 million, subscription revenue to be $38.4 to $40 million and non-GAAP operating income to be $10.8 to $11.3 million. Assuming a 30% effective tax rate for reporting purposes and 25.9 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $0.31 to $0.33 .

Full Year 2007: The Company expects total revenue to be $188 million to $192 million, subscription revenue to be $150 to $153 million and non-GAAP operating income to be $40.7 to $42.8 million.  Assuming a 30% effective tax rate and 25.7 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $1.18 to $1.25.

Conference Call Information

Kenexa will host a conference call today, August 8, 2007, at 5:00 pm (Eastern Time) to discuss the Company’s financial results and financial guidance. To access this call, dial 800-811-0667 (domestic) or 913-981-4901 (international). A replay of this conference call will be available through August 15, 2007, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 6898594. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.  These statements may concern, among other things, guidance as to future revenue and earnings, operations, expected benefits from the BrassRing transaction, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions (including BrassRing).

Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations.  The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results.  Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income from operations before income taxes and interest income or expense; non-GAAP net income available to common shareholders; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; non-GAPP diluted earnings per share; and non-GAPP effective tax as described below.  The Company’s non-GAAP financial measures exclude stock-based compensation and amortization of acquired intangible assets related to the Company’s acquisitions,

Stock-based compensation. Stock-based compensation consists of expenses for stock options and stock awards that the Company began recording in accordance with SFAS 123(R) during the first quarter of 2006. Stock-based compensation was $1.1 million for the three months ended June 30, 2007 and $0.8 million for the three months ended June 30, 2006. Stock-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option grants — which are unpredictable and can vary dramatically from period to period — and external factors such as interest rates and the trading price and volatility of the Company’s common stock.  The Company believes that such exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets.  The amortization of acquired intangible assets was $0.2 million for the three months ended June 30, 2007 and 2006. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Kenexa’s management uses non-GAAP income from operations before income tax and interest income, non-GAAP net income from operations and non-GAAP diluted earnings per share in internal reports used by management in monitoring and making decisions regarding Kenexa’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Kenexa’s Board of Directors. Kenexa also uses non-GAAP diluted earnings per share as a measure that determines executive cash incentive compensation, along with GAAP measures, such as revenue.  Each of non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, and estimated non-GAPP effective tax rate are each components necessary to calculate non-GAAP income from operations before income taxes and interest income, non-GAAP net income from operations and non-GAAP diluted earnings per share and are calculated by adjusting the corresponding GAAP measure for the applicable period by the applicable portion of stock-based compensation and amortization of acquired intangible assets.

About Kenexa

Kenexa Corporation (Nasdaq: KNXA) provides outsourcing, employee research and software to help organizations more effectively recruit and retain a productive workforce. Kenexa solutions include applicant tracking, employment process outsourcing, onboarding, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Headquartered in Wayne, Pa. (outside Philadelphia), Kenexa employs more than 1,200 people worldwide. More information about Kenexa and its global locations can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

Contact

MEDIA CONTACT:
	Sarah Teten	Jeanne Achille
	Kenexa	The Devon Group
	(800) 391-9557	(732) 224-1000, ext. 11
	sarah.teten@kenexa.com	jeanne@devonpr.com

INVESTOR CONTACT:
Kori Doherty
ICR
(617) 956-6730
kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30,	December 31,
	2007	2006
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$29,180	$42,502
Short term investments	79,360	—
Accounts receivable, net of allowance for doubtful accounts of $1,300 and $975	34,382	31,493
Unbilled receivables	2,051	1,005
Deferred income taxes	12,611	8,093
Prepaid expenses and other current assets	3,275	3,578
Total current assets	160,859	86,671

Property and equipment, net of accumulated depreciation	11,540	8,469
Software, net of accumulated amortization	1,566	2,122
Goodwill	172,386	161,329
Intangible assets, net of accumulated amortization	4,213	4,570
Deferred income taxes, non-current	—	1,430
Deferred financing costs, net of accumulated amortization	813	1,295
Other assets	1,905	1,573
Total assets	$353,282	$267,459

Liabilities and Shareholders’ Deficiency

Current liabilities
Accounts payable	$6,180	$5,672
Line of credit	—	20,000
Notes payable, current	320	138
Commissions payable	1,406	1,674
Accrued compensation and benefits	7,073	9,878
Other accrued liabilities	8,201	6,086
Deferred revenue	32,007	31,251
Capital lease obligations	175	229
Total current liabilities	55,362	74,928

Term loan	—	45,000
Capital lease obligations, less current portion	92	145
Notes payable, noncurrent	88	111
Other noncurrent liabilities	—	114
Deferred income taxes	825	—
Total liabilities	$56,367	$120,298

Commitments and Contingencies

Shareholders’ equity

Class A common stock, $0.01 par value; 100,000,000 shares authorized; 25,451,425 and 20,897,777 and shares issued, respectively	255	209
Additional paid-in capital	315,247	176,345
Accumulated other comprehensive loss	393	96
Accumulated deficit	(18,980)	(29,489)
Total shareholders’ equity	$296,915	$147,161
Total liabilities and shareholders’ equity	$353,282	$267,459

Kenexa Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenue
Subscription revenue	$37,009	$19,947	$71,696	$37,540
Other revenue	8,155	4,760	15,685	10,182

Total revenue	45,164	24,707	87,381	47,722

Cost of revenue	12,600	6,672	24,032	13,026

Gross profit	32,564	18,035	63,349	34,696

Operating expenses:
Sales and marketing	9,094	5,717	17,324	11,445
General and administrative	9,765	5,914	19,436	11,201
Research and development	4,297	1,815	8,620	3,351
Depreciation and amortization	1,477	768	2,907	1,490

Total operating expenses	24,633	14,214	48,287	27,487

Income from operations	7,931	3,821	15,062	7,209

Interest income, net	974	682	1,097	802

Income from operations before income taxes	8,905	4,503	16,159	8,011

Income tax expense	3,092	1,223	5,650	1,452

Net income	$5,813	$3,280	$10,509	$6,559

Basic net income per share:	$0.23	$0.16	$0.43	$0.34

Weighted average shares used to compute net income per share - basic	25,326,997	20,250,790	24,690,936	19,239,983

Diluted net income per share:	$0.23	$0.16	$0.42	$0.33

Weighted average shares used to compute net income per share - diluted	25,743,996	21,056,536	25,116,145	19,972,040

Non-GAAP income from operations and net income available to common shareholders excludes stock-based  compensation and amortization of intangibles:

	Three Months Ended
	June 30,
	2007	2006
	(unaudited)	(unaudited)
Non-GAAP income from operations reconciliation:

Income from operations	$7,931	$3,821

Add back:
Stock-based compensation expense	1,069	769
Amortization of intangibles associated with acquisitions	221	152

Non-GAAP income from operations	$9,221	$4,742
Non-GAAP income from operations as a percentage of revenue	20%	19%

Weighted average shares used to compute net income per share - basic	25,326,997	20,250,790

Dilutive effect of options and warrants	416,999	805,746

Weighted average shares used to compute net income per share - diluted	25,743,996	21,056,536

Net income	$5,813	$3,280

Stock-based compensation expense	1,069	769
Amortization of intangibles associated with acquisitions	221	152
Non-GAAP net income	$7,103	$4,201

Non-GAAP net income per diluted share	$0.28	$0.20

Non-GAAP tax rate calculation

Income from operations before income taxes	8,905	4,503

Stock-based compensation expense	1,069	769

Amortization of intangibles associated with acquisitions	221	152

Non-GAAP Income from operations before income taxes	10,195	5,424

Income tax expense on operations	3,092	1,223

Non-GAAP tax rate	30%	23%

Other Non-GAAP measures referenced on earnings call excludes stock based compensation:

Gross profit	$32,564	$18,035
Add: stock-based compensation expense	39	124
Non-GAAP gross profit	$32,603	$18,159

Sales and marketing	$9,094	$5,717
Less: stock-based compensation expense	(272)	(140)
Non-GAAP sales and marketing	$8,822	$5,577

General and administrative	$9,765	$5,914
Less: stock-based compensation expense	(700)	(470)
Non-GAAP general and administrative	$9,065	$5,444

Research and development	$4,297	$1,815
Less: stock-based compensation expense	(58)	(35)
Non-GAAP research and development	$4,239	$1,780

Kenexa Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	For the Six Months Ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Cash flows from operating activities
Net Income from operations	$10,509	$6,559
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,907	1,489
Non-cash interest expense	9	—
Share-based compensation	1,784	1,341
Excess tax benefits from share-based payment arrangements	(1,326)	(767)
Amortization of deferred financing costs	584	66
Bad debt expense	70	(62)
Deferred taxes	(1,874)	(1,388)
Changes in assets and liabilities
Accounts and unbilled receivables	(1,817)	(5,227)
Prepaid expenses and other current assets	410	(277)
Other assets	(335)	87
Accounts payable	331	278
Accrued compensation and other accrued liabilities	591	1,060
Commissions payable	(268)	13
Deferred revenue	730	(823)
Other liabilities	(115)	(23)

Net cash provided by operations	12,190	2,326

Cash flows from investing activities
Purchases of property and equipment	(4,610)	(2,085)
Purchases of available-for-sale investments	(79,450)	—
Acquisitions, net of cash acquired	(10,049)	(34,629)

Net cash used in investing activities	(94,109)	(36,714)

Cash flows from financing activities
Net repayments under line of credit agreement	(65,000)	—
Repayments of notes payable	(58)	(139)
Collections of notes receivable	—	120
Share issuance from Employee stock purchase plan	91	—
Excess tax benefits from share-based payment arrangements	1,326	767
Net Proceeds from public offering of common stock	130,471	66,514
Deferred financing costs	(102)	(123)
Net Proceeds from option exercises	1,525	1,208
Repayments of capital lease obligations	(115)	(225)

Net cash provided by financing activities	68,138	68,122

Effect of exchange rate changes on cash and cash equivalents	459	(302)

Net (decrease) increase in cash and cash equivalents	(13,322)	33,432
Cash and cash equivalents at beginning of year	42,502	43,499
Cash and cash equivalents at end of the period:	$29,180	$76,931

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$692	$387
Income taxes	$2,783	$975

Noncash investing and financing activities
Capital Leases	$19	$114
Stock issuance for Gantz Wiley	$650	—
Stock issuance for StraightSource Acquisition	$3,174	—